Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our reports dated November 4, 2008 relating to the consolidated financial statements and financial statement schedule of CHS Inc. and subsidiaries, which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 28, 2009